UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
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TRIKON TECHNOLOGIES, INC.,

                        Plaintiff,                 03 Civ. 3522 (JGK)

          - against -

SPINNER GLOBAL TECHNOLOGY FUND, LTD.            STIPULATION OF DISMISSAL
and ARTHUR C. SPINNER,                          ------------------------

                        Defendants.

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          IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned attorneys for plaintiff Trikon Technologies, Inc., ("plaintiff") and defendants Spinner Global Technology Fund, Ltd. and Arthur C. Spinner ("defendants") that plaintiff's claims against defendants in the above-captioned action are hereby withdrawn and that the above-captioned action shall be dismissed without prejudice pursuant to Federal Rule of Civil Procedure 41(a)(1).

McDERMOTT, WILL & EMERY                  THELEN REID & PRIEST LLP


By: /s/ John D. Lovi                     By: /s/ Richard P. Swanson
   ----------------------------             ----------------------------
    John D. Lovi (JL-5928)                  Richard P. Swanson (RS-6068)

50 Rockefeller Plaza                     875 Third Avenue
New York, NY  10020                      New York, NY  10022
(212) 547-5400                           (212) 603-2000

Attorneys for Plaintiff                  Attorneys for Defendants
Trikon Technologies, Inc.                Spinner Global Technology Fund, Ltd.
                                         and Arthur C. Spinner

Dated: June 2, 2003

SO ORDERED:


 /s/
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           U.S.D.J.